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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES US & INTL HIGH YIELD CORP BOND ETF(ISHGHYG)
   ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF(ISHHYLD)
   ISHARES BROAD USD HIGH YIELD CORPORATE BOND ETF(ISHUSHY)
   : Brighthouse Funds Trust I - BlackRock High Yield Portfolio(MIST-HY) AST BlackRock Global Strategies Portfolio (US High Yield)(PRU-AA-HY) BlackRock 2022 Global Income Opportunity Trust(BGIO)
   BlackRock Core Bond Trust - High Yield(BHK-HYLD)
   BlackRock Multi-Sector Income Trust - High Yield(BIT-HYLD)
   BlackRock Limited Duration Income Trust - High Yield(BLW-HYLD) BlackRock Funds II, High Yield Bond Portfolio(BR-HIYLD)
   BlackRock Multi-Asset Income - High Yield Portfolio(BR-INC-HY) BlackRock Credit Strategies Income - High Yield(BR-MSBHY)
   Strategic Income Opportunities Fund(BR-SIP)
   BlackRock Global Long Short Credit Fund - High Yield Sleeve(BRGC-HY) BlackRock Credit Allocation Income Trust(BTZ-PREF)
   BlackRock High Yield Portfolio of BlackRock Series Fund, Inc(BVA-HI) BlackRock High Yield V.I. Fund(BVA-HY)
   BlackRock Debt Strategies Fund, Inc.(DSU)
   BlackRock Corporate High Yield Fund, Inc.(HYT)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                   01-09-2018
Offering Commencement:

Security Type:            BND/CORP

Issuer                    Sunoco LP (2028)

Selling Underwriter       Credit Suisse Securities (USA) LLC

Affiliated Underwriter(s) [X] PNC Capital Markets LLC
                          [_] Other:

List of Underwriter(s)    Credit Suisse Securities (USA) LLC,RBC Capital
                          Markets,LLC.,BBVA Securities Inc,Citigroup Global
                          Markets Inc,Credit Agricole Securities (USA)
                          Inc,Deutsche Bank Securities Inc.,Goldman Sachs &
                          Co. LLC.,Merrill Lynch,Pierce,Fenner &
                          Smith,Incorporated,Mizuho Securities USA LLC,Morgan
                          Stanley & Co. LLC,MUFG Securities Americas
                          Inc.,Natixis Securities Americas LLC,PNC Capital
                          Markets LLC,SMBC Nikko Securities America,Inc,TD
                          Securities (USA) LLC

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TRANSACTION DETAILS

Date of Purchase          01-09-2018

Purchase Price/Share
(PER SHARE / % OF PAR)      $100     Total Commission, Spread or Profit  1.00%

1.  Aggregate Principal Amount Purchased (a+b)                     $ 28,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 15,859,000

    b.  Other BlackRock Clients                                    $ 12,141,000

2.  Aggregate Principal Amount of Offering                         $400,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                     0.07

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:              Dipankar Banerjee                 Date:  01-10-2018
                           --------------------------------
                           Global Syndicate Team Member

Approved by:               Betsy Mathews                     Date:  02-28-2018
                           --------------------------------
                           Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                         DEFINITION
Fund Ratio                   Number appearing at the bottom of page 1 of 2 of
                             the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering    The securities are sold in a public offering
                             conducted under the laws of a country other than the United States and

                             (a) the offering is subject to regulation in such
                                 country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                             (b) the securities were offered at a fixed price
                                 to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                             (c) financial statements, prepared and audited as
                                 required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                             (d) if the issuer is a "domestic issuer," i.e.,
                                 other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it
                                 (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is an
                                           industrial development bond (as
                                           defined in section 103(c)(2) of
                                           Title 26) the interest on which is
                                           excludable from gross income under
                                           certain provisions of the Internal
                                           Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a reasonably
                                           short period of time; and

                                       (c) either

                                           (1) are subject to no greater than
                                               moderate credit risk; or

                                           (2) if the issuer of the municipal
                                               securities, or the entity
                                               supplying the revenues or other
                                               payments from which the issue
                                               is to be paid, has been in
                                               continuous operation for less
                                               than three years, including the
                                               operation of any predecessors,
                                               the securities are subject to a
                                               minimal or low amount of credit
                                               risk.

                                       Also, purchases of municipal securities
                                       may not be designated as group sales or
                                       otherwise allocated to the account of
                                       any prohibited seller (i.e., an
                                       affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an offering
                                       where

                                       (a) the securities are offered or sold
                                           in transactions exempt from
                                           registration under Section 4(2) of
                                           the Securities Act of 1933,
                                           Rule 144A thereunder, or
                                           Rules 501-508 thereunder;

                                       (b) the securities were sold to persons
                                           that the seller and any person
                                           acting on behalf of the seller
                                           reasonably believe to include
                                           qualified institutional buyers, as
                                           defined in Rule 144A ("QIBs"); and

                                       (c) the seller and any person acting on
                                           behalf of the seller reasonably
                                           believe that the securities are
                                           eligible for resale to other QIBs
                                           pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed as
                                       to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and acting
                                       as an instrumentality of the Government
                                       of the United States pursuant to
                                       authority granted by the Congress of
                                       the United States; or any certificate
                                       of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.